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                                                                    Exhibit 99.1


                             JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and all amendments thereto with respect to the Common Stock, par value $0.10 per share, of Checkpoint Systems, Inc. beneficially owned by each of them, and to the inclusion of this Joint Filing Agreement as an exhibit thereto.

March 24, 2003

                                    MMI INVESTMENTS L.P.

                                    By: MCM Management, LLC
                                        General Partner



                                    By: /s/ Jerome J. Lande
                                        -------------------------------
                                        Jerome J. Lande
                                        Vice President


                                    MCM MANAGEMENT, LLC



                                    By: /s/ Jerome J. Lande
                                        -------------------------------
                                        Jerome J. Lande
                                        Vice President